EXHIBIT 99.1

Lantronix Reports First Quarter Fiscal 2020 Results

•         First Quarter Net Revenue was $12.7 Million, Up 4% from the Prior Year and Up 25% Sequentially

•         GAAP EPS, Inclusive of Acquisition and Restructuring Expenses was ($0.11) per share

•         Non-GAAP EPS was $0.00 per share

•         Closed the Acquisition of Maestro Wireless, Adding Mobile Connectivity and Asset Tracking to Product Portfolio

•         Announced the Definitive Agreement to Acquire Intrinsyc Technologies Corporation, Which is Expected to Close Early 2020

Irvine, CA – November 13, 2019 – Lantronix, Inc. (NASDAQ: LTRX), a global provider of secure data access and management solutions for the industrial Internet of Things (IoT) today reported results for the first quarter of fiscal 2020 that ended September 30, 2019.

Net revenue totaled $12.7 million, up 4% year over year and 25% sequentially, reflecting the acquisition of Maestro Wireless (Maestro).

GAAP gross margin for the first quarter of fiscal 2020 was 48.6%, including the contribution from Maestro and a non-cash charge of $0.2 million for amortization of manufacturing profit in acquired inventory.

GAAP EPS was ($0.11), compared to ($0.00) in the year-ago quarter and ($0.06) in the prior quarter and reflecting expenses related to the acquisition of Maestro. Non-GAAP EPS was $0.00, down from $0.04 in the year-ago first quarter and $0.03 in the prior fiscal quarter.

Business Outlook

Lantronix expects net revenue in the second quarter of fiscal 2020 between $12.5 million and $13.5 million and non-GAAP EPS between $0.02 and $0.06.

For Fiscal 2020, Lantronix continues to expect revenue growth of 15% and non-GAAP EPS growth of 30% for its current business as compared to Fiscal 2019. Assuming that the recently announced acquisition of Intrinsyc Technologies is closed by January of 2020, Lantronix expects fiscal 2020 revenue growth on the order of 25% and non-GAAP EPS growth of 35% as compared to Fiscal 2019.

“Our first quarter was one of change and progress,” said Paul Pickle, president and CEO of Lantronix. “As we look to the remainder of the fiscal year we are steadfastly focused on organic growth, the closure and integration of recently announced acquisitions, and the realization of synergies equating to strong earnings growth for the benefit of shareholders.”

Conference Call and Webcast

Lantronix will host an investor conference call and audio webcast today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss its results for the first quarter of fiscal 2020 that ended September 30, 2019. To access the live conference call, investors should dial 1-844-802-2442 (US) or 1-412-317-5135 (international) and indicate that they are participating in the Lantronix Q1 FY 2020 call. The webcast will be available simultaneously via the investor relations section of the Company’s website at www.lantronix.com.

Investors can access a replay of the conference call starting at approximately 5:00 p.m. Pacific Time today at www.lantronix.com. A telephonic replay will also be available through December 13, 2019, by dialing 1-877-344-7529 (US) or 1-412-317-0088 (international) and entering passcode 10136685.

1

About Lantronix

Lantronix, Inc. is a global provider of secure data access and management solutions for the Internet of Things (IoT) assets. Our mission is to be the leading supplier of IoT solutions that enable companies to dramatically simplify the creation, deployment, and management of IoT projects while providing secure access to data for applications and people.

With more than two decades of experience in creating robust machine to machine (M2M) technologies, Lantronix is an innovator in enabling our customers to build new business models and realize the possibilities of the Internet of Things. Our connectivity solutions are deployed inside millions of machines serving a wide range of industries, including industrial, medical, security, transportation, retail, financial, environmental and government.

Lantronix is headquartered in Irvine, California. For more information, visit www.lantronix.com.

Learn more on the Lantronix blog, www.lantronix.com/blog, featuring industry discussion and updates. To follow Lantronix on Twitter, please visit www.twitter.com/Lantronix. View our video library on YouTube at www.youtube.com/user/LantronixInc or connect with us on LinkedIn at www.linkedin.com/company/lantronix.

Discussion of Non-GAAP Financial Measures

Lantronix believes that the presentation of non-GAAP financial information, when presented in conjunction with the corresponding GAAP measures, provides important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations. Management uses the aforementioned non-GAAP measures to monitor and evaluate ongoing operating results and trends to gain an understanding of our comparative operating performance. The non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations of the non-GAAP financial measures to the financial measures calculated in accordance with GAAP should be carefully evaluated. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Non-GAAP net income (loss) consists of net income (loss) excluding (i) share-based compensation and the employer portion of withholding taxes on stock grants, (ii) depreciation and amortization, (iii) interest income (expense), (iv) other income (expense), (v) income tax provision (benefit), (vi) severance and restructuring charges, (vii) acquisition related costs, (viii) impairment of long-lived assets, (viiii) amortization of purchased intangibles, and (x) amortization of manufacturing profit in acquired inventory.

Non-GAAP net income (loss) per share is calculated by dividing non-GAAP net income (loss) by non-GAAP weighted-average shares outstanding (diluted). For purposes of calculating non-GAAP net income (loss) per share, the calculation of GAAP weighted-average shares outstanding (diluted) is adjusted to exclude share-based compensation, which for GAAP purposes is treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method.

Guidance on earnings per share growth is provided only on a non-GAAP basis due to the inherent difficulty of forecasting the timing or amount of certain items that have been excluded from the forward-looking non-GAAP measures, and a reconciliation to the comparable GAAP guidance has not been provided because certain factors that are materially significant to Lantronix’s ability to estimate the excluded items are not accessible or estimable on a forward-looking basis without unreasonable effort.

2

Forward-Looking Statements

This news release contains forward-looking statements, including statements concerning our acquisition activity, operational synergies, our product development efforts, and our projected operating and financial performance. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. We have based our forward-looking statements on our current expectations and projections about trends affecting our business and industry and other future events. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. Forward-looking statements are subject to substantial risks and uncertainties that could cause our results or experiences, or future business, financial condition, results of operations or performance, to differ materially from our historical results or those expressed or implied in any forward-looking statement contained in this news release. Some of the risks and uncertainties that may cause actual results to differ from those expressed or implied in the forward-looking statements are described in “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, as well as in our other filings with the SEC. In addition, actual results may differ as a result of additional risks and uncertainties of which we are currently unaware or which we do not currently view as material to our business. For these reasons, investors are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements we make speak only as of the date on which they are made. We expressly disclaim any intent or obligation to update any forward-looking statements after the date hereof to conform such statements to actual results or to changes in our opinions or expectations, except as required by applicable law or the rules of the NASDAQ Stock Market, LLC. If we do update or correct any forward-looking statements, investors should not conclude that we will make additional updates or corrections.

Lantronix Investor Relations Contact:

Jeremy Whitaker

Chief Financial Officer

investors@lantronix.com

© 2019 Lantronix, Inc. All rights reserved. Lantronix and XPort are registered trademarks, and ConsoleFlow is a trademark, of Lantronix, Inc.

3

# # #

LANTRONIX, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30,	June 30,
	2019	2019
Assets
Current assets:
Cash and cash equivalents	$12,028	$18,282
Accounts receivable, net	7,845	7,388
Inventories, net	12,423	10,509
Contract manufacturers' receivable	419	1,324
Prepaid expenses and other current assets	1,274	687
Total current assets	33,989	38,190
Property and equipment, net	1,351	1,199
Goodwill	12,458	9,488
Purchased intangible assets, net	1,768	–
Other assets	1,188	67
Total assets	$50,754	$48,944

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$5,986	$4,716
Accrued payroll and related expenses	2,588	2,060
Warranty reserve	108	116
Other current liabilities	6,296	4,580
Total current liabilities	14,978	11,472
Other non-current liabilities	384	206
Total liabilities	15,362	11,678

Commitments and contingencies (Note 10)

Stockholders' equity:
Common stock	2	2
Additional paid-in capital	226,870	226,274
Accumulated deficit	(191,851)	(189,381)
Accumulated other comprehensive income	371	371
Total stockholders' equity	35,392	37,266
Total liabilities and stockholders' equity	$50,754	$48,944

4

LANTRONIX, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended
	September 30,	June 30,	September 30,
	2019	2019	2018
Net revenue	$12,741	$10,153	$12,279
Cost of revenue	6,546	4,411	5,499
Gross profit	6,195	5,742	6,780
Operating expenses:
Selling, general and administrative	4,473	3,554	4,271
Research and development	2,621	2,200	2,215
Restructuring, severance and related charges	749	823	323
Acquisition-related costs	643	410	–
Impairment of long-lived asset	–	275	–
Amortization of purchased intangible assets	144	–	–
Total operating expenses	8,630	7,262	6,809
Loss from operations	(2,435)	(1,520)	(29)
Interest income (expense), net	56	89	(4)
Other income (expense), net	(43)	(1)	(10)
Loss before income taxes	(2,422)	(1,432)	(43)
Provision for income taxes	48	27	40
Net loss	$(2,470)	$(1,459)	$(83)

Net loss per share - basic and diluted	$(0.11)	$(0.06)	$(0.00)

Weighted-average common shares - basic and diluted	22,913	22,621	19,323

5

LANTRONIX, INC.

UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS

(In thousands, except per share data )

	Three Months Ended
	September 30,	June 30,	September 30,
	2019	2019	2018

GAAP net loss	$(2,470)	$(1,459)	$(83)
Non-GAAP adjustments:
Cost of revenue:
Share-based compensation	24	23	17
Employer portion of withholding taxes on stock grants	1	–	–
Depreciation and amortization	67	53	48
Total adjustments to cost of revenue	92	76	65
Selling, general and administrative:
Share-based compensation	459	491	400
Employer portion of withholding taxes on stock grants	5	–	6
Depreciation and amortization	54	48	46
Total adjustments to selling, general and administrative	518	539	452
Research and development:
Share-based compensation	95	97	61
Employer portion of withholding taxes on stock grants	4	–	–
Depreciation and amortization	26	22	11
Total adjustments to research and development	125	119	72
Restructuring, severance and related charges	749	823	323
Acquisition related costs	643	410	–
Impairment of long-lived asset	–	275	–
Amortization of purchased intangible assets	144	–	–
Amortization of manufacturing profit in acquired inventory	171	–	–
Total non-GAAP adjustments to operating expenses	2,350	2,166	847
Interest (income) expense, net	(56)	(89)	4
Other expense, net	43	1	10
Provision for income taxes	48	27	40
Total non-GAAP adjustments	2,477	2,181	966
Non-GAAP net income	$7	$722	$883

Non-GAAP net income per share - diluted	$0.00	$0.03	$0.04

Denominator for GAAP net loss per share - diluted	$22,913	$22,621	$19,323
Non-GAAP adjustment	1,834	1,909	2,472
Denominator for non-GAAP net income per share - diluted	$24,747	$24,530	$21,795

GAAP operating expenses	$8,630	$7,262	$6,809
Non-GAAP adjustments to operating expenses	(2,350)	(2,166)	(847)
Non-GAAP operating expenses	$6,280	$5,096	$5,962

6

LANTRONIX, INC.

UNAUDITED NET REVENUES BY PRODUCT LINE AND REGION

(In thousands)

	Three Months Ended
	September 30, 2019	June 30, 2019	September 30, 2018
IoT	$10,221	$8,327	$8,967
IT Management	2,301	1,646	3,101
Other	219	180	211
	$12,741	$10,153	$12,279

	Three Months Ended
	September 30, 2019	June 30, 2019	September 30, 2018
Americas	$5,764	$5,217	$6,914
EMEA	4,521	3,229	3,520
Asia Pacific Japan	2,456	1,707	1,845
	$12,741	$10,153	$12,279

7